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                                                                   EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We consent to the reference to our firm under the caption "Independent Public Accountants and Experts" and to the use of our report dated May 21, 1996 with respect to the balance sheet as of April 30, 1996 of Homestead Village Properties Incorporated ("Homestead") included in the Prospectus of Homestead which is made a part of the Registration Statement on Form S-11 and the related Prospectus of Security Capital Atlantic Incorporated for the registration of its common stock.

                                          Ernst & Young LLP

Dallas, Texas
June 27, 1996